UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
June 6, 2012 (June 5, 2012)

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana  70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 5, 2012, The Shaw Group Inc. (“Shaw”) reached an agreement with GenOn Mid-Atlantic LLC to settle all claims between the two companies.  Under the settlement agreement, GenOn will make a cash payment to Shaw of approximately $107 million no later than June 12, 2012.  Shaw received an unexpected ruling on a motion for partial summary judgment in the case prior to going to trial.  This prompted Shaw to seek settlement.  Shaw will take a charge to earnings in the third quarter of fiscal year 2012 of approximately $20 million pre-tax ($12 million after-tax), or $0.19 per share on an after-tax basis.  The settlement relates to a dispute between Shaw and GenOn regarding a contract entered into in July 2007 for engineering, procurement and construction of flue gas desulfurization systems at three power generating facilities.

The information in this report shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC.
(Registrant)

Date: June 6, 2012	By:	/s/ John Donofrio
John Donofrio, Executive Vice President, General Counsel and Corporate Secretary